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                                                                Exhibit 10.19.3

                                   Amendment
 to the Contract of Employment of 30.08.1996, last amended by the Contract of
                                  22.11.1999,
                                    between


                                 PARAEXEL GmbH
               Independent Pharmaceutical Research Organization
                           Klinikum Westend, Haus 18
                              Spandauer Damm 130
                                D-14050 Berlin

  represented by the sole shareholder PAREXEL Unternehmensbeteiligung GmbH, represented by the Managing Directors Joe von Rickenbach and Prof. Dr. Werner M.
                                   Herrmann
                  -hereinafter referred to as the "Company"-

                                      and

                     Dr. Ulf Schneider, born on 02.06.1957
                       Brucknerstrabe 49, D-12247 Berlin

             -hereinafter referred to as the "Managing Director"-

The following amendments come into operation with effect from 01 January 2000:

                                     (S)2
                    Scope of Managing Director's Authority

(1) The Managing director's authority extends to all actions associated with the Company's usual business operations. In order to perform the following actions the Managing Director will require the approval of the shareholder, even if in an individual case they form part of the Company's usual business operations:

    a) relocation of the administrative centres, selling of significant parts (assets) of the Company, the setting up or closing down of branch offices, the founding, acquisition or selling of other companies or the securing of an interest in such companies, the initiation and/or discontinuation of existing areas of activity;

    b) the acquisition, selling or encumbering of real property or equivalent rights in real property;
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        c) the conclusion, termination or amendment of contracts between companies;

        d) entering into liabilities on bills, the assumption of suretyship obligations or the issue of guarantee undertakings, unless these are required for a particular business transaction within the context of usual business operations;

        e) the granting of loans in excess of DM 50,000.--in an individual case, or if the credit is to be granted to the Managing Director, his spouse, relatives or in-laws.

(1) -- (4) remain effective unchanged.


                                     (S)3
                             Duration of Contract

(5) If the employment relationship is terminated by the Company, the Managing Director will receive a lump sum settlement amounting to his total monthly remuneration: the monthly average of the share in profits actually paid ((S)4 paragraphs 1 and 2) over the last 24 months (monthly average) will be added to the salary paid world-wide. The lump sum settlement will be paid for each year of employment and will amount to no less than 6 times and no more than 12 times this average. This does not apply if notice has been given on grounds of conduct for which the Managing Director is answerable and which entitle the Company to terminate employment without notice. The Company must provide evidence of the conditions in clause 2.

                                     (S)4
                                 Remuneration

(1) Basic salary

As of 01.01.2000 36% of the Managing Director's salary will be paid from the USA and 64% from Germany. This is based on the hours worked at the two locations in Berlin and Waltham.

With effect from 01.06.2000 the Managing Director will receive a fixed annual salary of DM 400,000.--, payable in twelve equal instalments, one at the end of each month, plus the employer's contributions (statutory social security pension insurance, health insurance, unemployment insurance and care insurance). Here the different locations will retain the aforementioned percentage split for the salary payments.


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(2) The Managing Director will also be given an interest in the Management
    Incentive Plan (MIP) -- there is no entitlement to payment -- amounting to up to 35% of his annual salary on the basis of the applicable regulations.

The other provisions of the contract remain unchanged.

Berlin, 21.06.2000

PAREXEL Unternehmensbeteiligung GmbH        Managing Director



Prof. Dr. W.M. Herrmann                     Dr. U. Schneider